UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2014

Marin Software Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-35838	20-4647180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Mission Street, 25th Floor San Francisco, California 94105	94105
(Address of principal executive offices)	(Zip Code)

(415) 399-2580

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) 2014 Executive Bonus Compensation Plan

On March 20, 2014, as part of its annual compensation review process, the Compensation Committee of the Board of Directors (the “Board”) of Marin Software Incorporated (the “Company”) approved the Company’s 2014 Executive Bonus Compensation Plan (the “Bonus Plan”). Members of the Company’s executive team, including the named executive officers, typically participate in the Bonus Plan.

The Bonus Plan is funded by achievement of corporate objectives based on performance measures approved by the Board from time to time. These performance metrics may include financial or other operating metrics. Participants in the Bonus Plan will be entitled to receive a percentage of their base salary based on the achievement against these objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marin Software Incorporated

Date: March 25, 2014	By:	/s/ John A. Kaelle
John A. Kaelle
Chief Financial Officer